                                                           EXHIBIT 4(c)
_______________________________________________________________________________


                     GENERAL ELECTRIC CAPITAL CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK,

                                           Trustee



                       ________________________________


                          THIRD AMENDED AND RESTATED
                                   INDENTURE


                         Dated as of February 27, 1997


                       _________________________________



                                     Notes

_______________________________________________________________________________

          THIS THIRD AMENDED AND RESTATED INDENTURE, dated as of February 27, 1997, between GENERAL ELECTRIC CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), and THE CHASE MANHATTAN BANK, a bank duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"),


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of September 1, 1982 between the Company and the Trustee, providing for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors, and which indenture was supplemented by (i) a First Supplemental Indenture dated as of March 1, 1988, with the Trustee (the "First Supplemental Indenture"), establishing the terms of the Medium-Term Notes, Series A and amending certain provisions of such indenture, (ii) a Second Supplemental Indenture dated as of June 30, 1989, with the Trustee (the "Second Supplemental Indenture"), establishing the terms of the Medium-Term Notes, Series B and amending certain provisions of such indenture as theretofore supplemented, (iii) a Third Supplemental Indenture (the "Third Supplemental Indenture") dated as of April 1, 1990, with Mercantile Safe Deposit and Trust Company, a bank and trust company incorporated under the laws of the State of Maryland, as trustee ("Mercantile"), establishing the terms of the Global Medium-Term Notes, Series A and amending certain provisions of such indenture as theretofore supplemented, (iv) a Fourth Supplemental Indenture dated as of April 1, 1990, with Mercantile (the "Fourth Supplemental Indenture"), establishing the terms of the Global Medium-Term Notes, Series B and C and amending certain provisions of such indenture as theretofore supplemented, (v) a Fifth Supplemental Indenture dated as of August 31, 1990, with Mercantile (the "Fifth Supplemental Indenture"), amending certain provisions of such indenture as theretofore supplemented, (vi) a Sixth Supplemental Indenture dated as of October 31, 1990, with Mercantile (the "Sixth Supplemental Indenture"), amending certain provisions of such indenture as theretofore supplemented, (vii) a Seventh Supplemental Indenture dated as of September 10, 1991, with Mercantile (the "Seventh Supplemental Indenture"), amending certain provisions of such indenture as theretofore supplemented,
(viii) an Eighth Supplemental Indenture dated as of February 26, 1992, with Mercantile (the "Eighth Supplemental Indenture"), amending certain provisions of such indenture as theretofore supplemented, (ix) a Ninth Supplemental Indenture dated as of May 12, 1992, with Mercantile (the "Ninth Supplemental Indenture"), amending certain provisions of such indenture as theretofore supplemented, and
(x) a Tenth Supplemental Indenture dated as of April 1, 1994, with Mercantile (the "Tenth Supplemental Indenture"), amending certain provisions of such indenture as theretofore supplemented (such indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture referred to hereinafter as the "Original Indenture"); and

          WHEREAS, the Company has heretofore executed and delivered to The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Prior Trustee"), an indenture dated as of June 1, 1994 (as supplemented, the "Amended and Restated Indenture"), amending and restating the Original Indenture; and

          WHEREAS, the Prior Trustee has heretofore resigned as trustee under the Amended and Restated Indenture, and the Company has heretofore appointed the Trustee as successor trustee pursuant to an Instrument of Assignment, Appointment and Acceptance dated as of May 15, 1995 among the Company, the Prior Trustee and the Trustee; and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of June 1, 1994 (the "Second Amended and Restated Indenture"), amending and restating the Amended and Restated Indenture, and which Second Amended and Restated Indenture was supplemented by a First Supplemental Indenture dated as of August 1, 1996, amending certain terms of the Second Amended and Restated Indenture; and

          WHEREAS, the Second Amended and Restated Indenture incorporates by reference Articles One through Fourteen of the General Electric Capital Corporation Second Amended and Restated Standard Global Multiple-Series Indenture Provisions dated as of June 1, 1994 (the "Second Amended and Restated Standard Global Provisions"); and

          WHEREAS, it is provided in Section 10.01 of the Second Amended and Restated Indenture, among other things, that without the consent of the holder of any security issued under the Second Amended and Restated Indenture, the Company and the Trustee (as defined in the Second Amended and Restated Standard Global Provisions) may enter into indentures supplemental thereto to make provisions in regard to matters arising under the Second Amended and Restated Indenture which shall not adversely affect the interests of the holder of any such security or coupon; and

          WHEREAS, in accordance with Section 10.01 of the Second Amended and Restated Indenture, the Company desires, and the Trustee has agreed, to enter into this Third Amended and Restated Indenture to amend and restate the Second Amended and Restated Indenture and the Second Amended and Restated Standard Global Provisions in their entirety with effect from and after the date hereof; and

          WHEREAS, all acts and things necessary to make this Third Amended and Restated Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution and delivery of this Third Amended and Restated Indenture have in all respects been duly authorized,


                          NOW, THEREFORE, WITNESSETH:

          That in order to declare the terms and conditions upon which Securities (as defined below) issued after the date hereof are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any series thereof, that the Second Amended and Restated Indenture is hereby amended and restated, with effect only from and after the date hereof, in its entirety as follows:

                    PARAGRAPH A. Incorporation by Reference
                    -----------  --------------------------

          Solely for the purpose of this Third Amended and Restated Indenture and the Securities issued from and after the date hereof, the Second Amended and Restated Global Standard Provisions are deleted in their entirety and there is substituted in lieu thereof Articles One through Fourteen of the Third Amended and Restated General Electric Capital Corporation Standard Global Multiple-Series Indenture Provisions dated as of February 27, 1997 (the "Third Amended and Restated Standard Global Provisions"), which are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

          For purposes of this Third Amended and Restated Indenture, the terms "Security" or "Securities", when used in the Third Amended and Restated Standard Global Provisions, shall mean any Note or Notes, as the case may be, authenticated and delivered under this Third Amended and Restated Indenture.

                      PARAGRAPH B.  Additional Provisions
                      -----------   ---------------------

          Each of the following provisions, which constitutes part of this Third Amended and Restated Indenture, is numbered to conform with the format of the Third Amended and Restated Standard Global Provisions:

          1.  Title and Terms of Global Series A Notes
              ----------------------------------------

          Section 2.01.  Title and Terms.  The series of securities created by
                         ---------------
the Third Supplemental Indenture, which was designated therein as the "Global Medium-Term Notes, Series A" and designated under the Second Amended and Restated Indenture as "Global Medium-Term Notes, Series A" is hereby designated as a series of Securities under this Third Amended and Restated Indenture and shall be known and designated as the "Global Medium-Term Notes, Series A" (the "Global Series A Notes"). The Global Series A Notes may be issued in one or more Tranches, pursuant to Section 2.02 of this Third Amended and Restated Indenture.

          Each Global Series A Notes will mature on a day from 9 months to 60 years from the date of issue, as selected by the initial purchaser thereof and agreed to by the Company. Except as may be otherwise provided with respect to any Tranche of Global Series A Notes, in the event that such maturity date is not a Business Day, principal and interest due at maturity will be paid on the next succeeding Business Day, with the same effect as if made on the stated maturity date.

          Section 2.02.  Amount and Denomination.  The Global Series A Notes
                         -----------------------
which may be authenticated and delivered hereunder are unlimited in aggregate principal amount. The Company shall, by delivery of a certificate of any officer of the Company, notify the Trustee from time to time of any limitation which may have been adopted by the Board of Directors on the authentication and delivery of Global Series A Notes pursuant to the preceding sentence.

          The Global Series A Notes will be denominated in U.S. dollars or a foreign or composite currency (the "Specified Currency") and are issuable only in fully registered form in denominations of 100,000 units of the Specified Currency and integral multiples of 1,000 units of the Specified Currency in excess thereof, except as may otherwise be provided in or pursuant to a supplemental indenture or resolution of the Board of Directors in accordance with Section 2.02 of this Third Amended and Restated Indenture with respect to any particular Tranche of Global Series A Notes.

          Section 2.03.  Form of the Global Series A Notes; Other Terms of the
                         -----------------------------------------------------
Global Series A Notes.  The forms of the Global Series A Notes, and terms of the
---------------------
Global Series A Notes other than as provided herein, may be established in or pursuant to a supplemental indenture or a resolution of the Board of Directors in accordance with Section 2.02 of this Third Amended and Restated Indenture.

          Section 2.04.  Subsequent Authentication of Global Series A Notes.
                         --------------------------------------------------
Global Series A Notes authenticated and delivered pursuant to any of Sections 2.06, 2.07, 2.08, 3.03, 3.06 or 10.04 of this Third Amended and Restated Indenture shall be Global Series A Notes of the same Tranche as the predecessor Global Series A Notes.

          2.  Title and Terms of Global Series B Notes and Global Series C Notes
              ------------------------------------------------------------------

          Section 2.01.  Titles and Terms.  The series of securities created by
                         ----------------
the Fourth Supplemental Indenture which were designated therein as "Global Medium-Term Notes, Series B" and "Global Medium-Term Notes, Series C" and designated under the Second Amended and Restated Indenture as "Global Medium-Term Notes, Series B" and "Global Medium-Term Notes, Series C" are each hereby designated as a series of Securities under this Third Amended and Restated Indenture and shall be known and designated as "Global Medium-Term Notes, Series B" and "Global Medium-Term Notes, Series C", respectively (collectively the "Global Series B and C Notes"). The Global Series B and C Notes may be issued in one or more Tranches, pursuant to Section 2.02 of this Third Amended and Restated Indenture.

          Each Global Series B Note and Global Series C Note will mature on a day from 9 months to 60 years from the date of issue, as selected by the initial purchaser thereof and agreed to by the Company. Except as may be otherwise provided with respect to any Tranche of Global Series B Notes or Global Series C Notes, in the event that such maturity date is not a Business Day, principal and interest due at maturity will be paid on the next succeeding Business Day, with the same effect as if made on the stated maturity date.

          Section 2.02.  Amount and Denomination.  The Global Series B and C
                         -----------------------
Notes which may be authenticated and delivered hereunder are unlimited in aggregate principal amount. The Company shall, by delivery of a certificate of any officer of the Company, notify the Trustee from time to time of any limitation which may have been adopted by the Board of Directors on the authentication and delivery of Global Series B and C Notes pursuant to the preceding sentence.

          The Global Series B and C Notes will be denominated in a Specified Currency and are issuable as Unregistered Securities (the "Unregistered Notes") with or without Coupons or, at the option of the holder thereof, as Registered Securities (the "Registered Notes") without Coupons. Unregistered Notes are issuable in denominations not less than 1,000 units of the Specified Currency and in such other denominations in excess thereof as may be provided in or pursuant to a supplemental indenture or resolution of the Board of Directors in accordance with Section 2.02 of this Third

Amended and Restated Indenture with respect to any particular Tranche of Global Series B or C Notes. Registered Notes are issuable in denominations of 100,000 units of the Specified Currency and integral multiples of 1,000 units of the Specified Currency in excess thereof, except as may otherwise be provided in or pursuant to a supplemental indenture or a resolution of the Board of Directors in accordance with Section 2.02 of this Third Amended and Restated Indenture with respect to any particular Tranche of Global Series B or C Notes.

          Section 2.03.  Forms of the Global Series B and C Notes; Other Terms
                         -----------------------------------------------------
of the Global Series B and C Notes.  The forms of the Global Series B and C
----------------------------------
Notes, and terms of the Global Series B and C Notes other than as provided herein, may be established in or pursuant to a supplemental indenture or a resolution of the Board of Directors in accordance with Section 2.02 of this Third Amended and Restated Indenture.

          Section 2.04.  Subsequent Authentication of Global Series B and C
                         ----------------------------------- --------------
Notes.  Global Series B and C Notes authenticated and delivered pursuant to any
------
of the Sections 2.06, 2.07, 2.08, 3.03, 3.06 or 10.04 of this Third Amended and Restated Indenture shall be Global Series B or C Notes, as the case may be, of the same Tranche as the predecessor Global Series B or C Notes, as the case may be.

          Section 2.05.  Additional Notes.  (a)  Additional Global Series B or C
                         ----------------
Notes, as the case may be, of the same Tranche may be issued subsequent to the original issue date of any Global Series B or C Notes (the "Additional Notes"). Any such Additional Notes shall be issued as Unregistered Notes (which Notes may be issued initially in the form of a Temporary Global Note) which, on or after the Exchange Date for such Additional Notes, shall be issued in definitive form with Coupons attached and shall be dated the date of such prior issue of Notes. In the event Additional Notes are issued prior to the Exchange Date for the prior issue of Global Series B or C Notes of the same Tranche, the Exchange Date for such prior issue of Notes may be extended to a date not less than 40 days after the issue date of the Additional Notes.

          (b) Additional Notes authenticated and delivered pursuant to Section 2.06, 2.07, 2.08, 3.03, 3.06 or 10.04 of this Third Amended and Restated Indenture shall be Global Series B or C Notes, as the case may be, of the same Tranche as the prior issue of Global Series B or C Notes, as the case may be.

          (c) Additional Notes, together with any prior issue of Global Series B or C Notes, as the case may be, having identical terms (except for authentication date and public offering price), shall constitute one and the same Tranche of Notes for all purposes under this Third Amended and Restated Indenture.

          THE CHASE MANHATTAN BANK hereby accepts the trusts in this Third Amended and Restated Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, GENERAL ELECTRIC CAPITAL CORPORATION has caused this Third Amended and Restated Indenture to be signed and acknowledged by its Senior Vice President-Corporate Treasury and Global Funding Operation and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and THE CHASE MANHATTAN BANK has caused this Third Amended and Restated Indenture to be signed and acknowledged by one of its Second Vice Presidents and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers, as of the day and year first written above.


[CORPORATE SEAL]    GENERAL ELECTRIC CAPITAL CORPORATION


                    By           /s/ Jeffrey S. Werner
                       ---------------------------------------------------------
                       Name:  Jeffrey S. Werner
                       Titles: Senior Vice President Corporate Treasury and Global Funding Operation

Attest:


       /s/ Bruce C. Bennett
------------------------------
Title:  Assistant Secretary



[CORPORATE SEAL]    THE CHASE MANHATTAN BANK


                    By        /s/ Mary Lewicki
                       ---------------------------------------------------------
                       Name:  Mary Lewicki
                       Title:  Second Vice President


Attest:

      /s/
------------------------------
Title:  Assistant Treasurer

STATE OF CONNECTICUT )
                      :  ss.:
COUNTY OF FAIRFIELD  )


          On the 3rd day of June, 1997, before me personally came Jeffrey S. Werner, to me known, who, being by me duly sworn, did depose and say that he resides at 96 Southfield Avenue, Stamford, Connecticut 06902; that he is Senior Vice President Corporate Treasury and Global Funding Operation of GENERAL ELECTRIC CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


[NOTARIAL SEAL]



                                    /s/ Gail S. Thiede
                                    -----------------------------
                                    Notary Public

STATE OF NEW YORK  )
                    :  ss.:
COUNTY OF NEW YORK )


          On the 27th day of February, 1997, before me personally came Mary Lewicki, to me known, who, being by me duly sworn, did depose and say that she resides in Staten Island, New York; that she is a Second Vice President of THE CHASE MANHATTAN BANK, one of the entities described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


[NOTARIAL SEAL]



                                    /s/ Della K. Benjamin
                                    --------------------------
                                    Notary Public